UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2014

LogMeIn, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

320 Summer Street, Suite 100 Boston, Massachusetts		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

LogMeIn, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders on May 22, 2014. Proxies for the meeting were solicited in accordance with the Securities Exchange Act of 1934. At the annual meeting, the stockholders of the Company voted on the following proposals:

I.	To reelect the following persons as class II directors for a three-year term expiring in 2017. Each nominee for director was elected by a vote of the stockholders as follows:

	For	Against	Abstentions	Broker Non- Votes
Steven J. Benson	19,757,305	2,092,059	31,756	983,439
Michael J. Christenson	21,722,512	126,852	31,756	983,439

II.	To ratify the appointment of Deloitte & Touche LLP as independent registered public accountants for the year ending December 31, 2014. The proposal was approved by a vote of stockholders as follows:

For	Against	Abstentions	Broker Non- Votes
22,559,236	261,568	43,755	—

III.	To approve an amendment and restatement of the Company’s 2009 Stock Incentive Plan to, among other things, increase the number of shares of common stock that may be issued under the plan by an additional 1,200,000 shares. The proposal was approved by a vote of stockholders as follows:

For	Against	Abstentions	Broker Non- Votes
15,186,974	6,669,243	24,903	983,439

IV.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the 2014 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure. The proposal was approved by a vote of stockholders as follows:

For	Against	Abstentions	Broker Non- Votes
19,594,734	2,253,736	32,650	983,439

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC

Date: May 23, 2014	By:	/s/ Michael K. Simon
Michael K. Simon
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated 2009 Stock Incentive Plan.